Press Release

Source: Cycle Country Accessories Corporation

Cycle Country Accessories Corp Reduces the board by Two Board
Members

December 20, 2007, 7:00 am ET

MILFORD, Iowa--(BUSINESS WIRE)--Cycle Country (AMEX:ATC - News), a leading supplier of ATV accessories, Plastic Wheel Covers, Golf Car Accessories, Oil Filters and Contract Manufacturing services announces the reduction of the board from 7 to 5 with the retirement of Jim and Jan Danbom from the Board of Directors.
The Danboms' tendered their letters of resignation during the December 18th board meeting and the Board accepted their resignations.

About Cycle Country Accessories Corporation

Cycle Country, with over 50% of the worldwide market in several product categories, is the industry leader in the design and manufacturing of custom-fitting accessories for virtually every brand of utility all-terrain vehicles (ATV's). Cycle Country also produces accessories for the lawn and garden market through its subsidiary, Weekend Warrior and makes high performance oil filters for the motorsports industry through its wholly owned subsidiary, Perf-Form. In April of 2005, Cycle Country acquired Simonsen Iron Works, now operating as Cycle Country, Spencer, providing metal fabrication.

www.cyclecountry.com

www.perf-form.com

This press release does not constitute an offer to sell or the solicitation of any offer to buy any securities of Cycle Country Accessories Corporation, nor shall there be any sale of any such security in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Forward looking statements: This press release and other statements by Cycle Country may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for earnings and revenues, other future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "believe", "expect", "estimate", "potential", or future/conditional verbs such as "will", "should", and "could".

Contact:

Magellan FIN
Mark Gilbert, Principal, 317-867-2839
mgilbert@magellanfin.com

Source: Cycle Country Accessories Corporation